Exhibit 99.2

Sherman L. Black Remarks

Rimage Corporation Second Quarter FY 2011 Conference Call

•	Good morning and thank you for taking the time to participate in our second quarter earnings conference call.

•	I will lead off by briefly reviewing our performance and progress for this period.

•	Then, Jim Stewart, our chief financial officer, will cover our recent operating results in some detail.

•	We will be pleased to take your questions at the conclusion of our remarks.

•	Regulation FD prohibits us from providing any forward-looking statements unless they are released simultaneously to the public.

•	It is important to understand that any forward-looking statements are subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	With that said, I will start off by saying that we are pleased with Rimage’s second quarter performance.

•	Sales totaled $20.2 million, compared to $22.3 million in the second quarter of 2010, and were at the midpoint of our previously issued guidance for this period of $19.0 to $21.0 million.

•	Sales in last year’s second quarter included shipment of a $3.0 hardware order related to a now-completed $10.6 million agreement for disc publishing systems for integration into the digital photography solution of a major national retailer.

•	There was no similarly-sized retail order in this year’s second quarter.

•	Excluding last year’s large retail shipment, revenues in the current quarter would have exceeded the year-earlier level due to increased sales in other market segments; favorable foreign currency adjustments; strong sales growth in the Asia-Pacific market that was driven by an order for disc publishing hardware being integrated into a retail software-on-demand system; and a higher level of recurring revenues related to both consumable supplies and service contracts.

•	Net income in this year’s second quarter came to $1.2 million or $0.12 per diluted share, compared to $2.1 million or $0.22 per diluted share in the second quarter of 2010.

•	Our earnings exceeded the guidance for this period of $0.07 to $0.10 per share.

•	Rimage’s second quarter earnings benefited from the increase in our gross margin to 49% from 48% a year ago, reflecting an improvement in our sales mix and lower global service expenses.

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•	However, our gross margin was adversely affected by higher material and transportation expenses related to the supply chain disruption caused by the Japanese earthquake in March.

•	We have effectively managed this event with only minimal disruption to our global sales and believe expenses related to this situation will moderate in the third quarter.

•	In response to the maturing of our disc publishing business and the changing technology needs of our customers, we continued development of our previously announced virtual publishing initiative, which represents a logical business evolution and technology transformation for Rimage and a potential new growth engine.

•	Consistent with our development timetable, we started testing a beta virtual publishing solution this month and expect to have additional beta sites established in the third quarter.

•	We remain on track toward our goal of launching a first-generation virtual publishing solution by the end of this year, although initial revenues are not anticipated until 2012.

•	Turning now to the guidance contained in this morning’s release, we are forecasting earnings of $0.16 to $0.20 per diluted share on revenues of $20 to $22 million for the third quarter of 2011.

•	Attaining this revenue guidance is dependent upon receiving anticipated orders for Rimage’s public safety solutions from the federal government.

•	We also reiterated our previously-issued full-year guidance for earnings of $0.55 to $0.65 per diluted share on sales of $80.0 to $85.0 million.

•	Looking ahead, our recovery and transformation initiatives represent a wide-ranging, multi-year process, and as we have said in the past, our progress will likely be uneven, given the scope of the changes taking place.

•	Within this context, our progress in 2011 has been encouraging, and we remain confident about Rimage’s long-term prospects.

•	Our progress continues to driven by the outstanding work of our many excellent employees around the world…by our VAR partners…and by our valued suppliers.

•	I want to thank every member of our team for their dedication and commitment.

•	Thank-you. Now, Jim will review some highlights from our second quarter operating results.

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James R. Stewart Remarks
Rimage Corporation Second Quarter FY 2011 Conference Call

•	Thanks, Sherman.

•	I will start off by adding some color to our second quarter sales performance.

•	Sales of digital publishing equipment declined 31% from the second quarter of 2010 and accounted for 37% of our total sales, compared to 49% in the year-earlier period.

•	The decline in hardware sales was due to the absence of a retail order similarly-sized to the $3.0 million order that we shipped in last year’s second quarter.

•	That second quarter order was part of a now-completed $10.6 million agreement, and as we have previously stated, we are not anticipating a comparable retail order in 2011.

•	As anticipated, sales of our public safety solutions were minimal in the second quarter, but more significant orders are forecasted for the second half of the year, which coincides with the federal government’s buying season.

•	Recurring revenues, including sales of printer ribbons and cartridges, parts, CD/DVD media and service contracts, increased 11% from last year’s second quarter and accounted for 63% of our total second quarter sales, up from 51% in the second quarter of 2010.

•	Sales of consumable supplies as well as maintenance revenues benefited from the retail installations associated with last year’s large retail order.

•	At this time, we cannot predict if the higher demand for consumables will continue in the second half of the year.

•	It bears repeating that a stream of consumables is associated with every disc publishing installation.

•	Moreover, high switching costs make it difficult for our customers to rapidly make a product substitution.

•	For these reasons, we expect our consumables business to remain a significant part of our business for some years to come.

•	Second quarter international sales increased 5% in this year’s second quarter and accounted for 40% of total sales, compared to 34% in last year’s second quarter.

•	Foreign currency adjustments increased our second quarter international sales by 10% compared to 2010 accounting for more than all of this increase.

•	Foreign currency changes from last year’s second quarter increased our total second quarter worldwide sales by 4%.

•	Second quarter European revenues were below last year on a local currency basis due largely to the economic problems facing countries in southern Europe.

•	This revenue decline was partially offset by a sales increase in our Asia Pacific region, which rose 28% from the second quarter of last year.

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•	This increase was driven by the previously mentioned order for disc publishing hardware that is being integrated into a retail software-on-demand system.

•	Moving down the income statement, Rimage’s gross margin improved to 49% from 48% in last year’s second quarter.

•	Our gross margin benefited from an improved sales mix and lower global service costs compared to last year.

•	This margin improvement was partially offset by higher air freight costs and increased media prices from alternative suppliers associated with our efforts to manage the supply chain disruption caused by the Japan earthquake.

•	We have successfully managed this situation and believe these expenses will moderate in the third quarter.

•	Overall, the actions to improve margins more than offset the impact of our reduced sales volume in the second quarter.

•	Our gross margin for this year’s third quarter is expected to strengthen by two to three percentage points from the second quarter level.

•	This increase is dependent upon receiving several higher-margin orders for our public safety solutions from the federal government.

•	Moving further down the P&L, total operating expenses were below forecasted levels in the second quarter.

•	R &D expense has fluctuated within a relatively narrow band during the past year, totaling $1.5 million in the second quarter, which was down from $1.6 million in the first quarter but up from $1.4 million in the year-earlier period.

•	R &D expenses are higher than last year due to continued development of our virtual publishing product and new solutions in our disc publishing business.

•	Third quarter R&D expense is forecasted to increase by 10% from the second quarter level as we continue development of our virtual publishing product, including Beta testing during the second half of the year.

•	Selling, general and administrative expense totaled $6.5 million in the second quarter, down from $6.9 million in this year’s first quarter but up from $6.0 million in the second quarter of 2010.

•	The year-over-year increase in SG&A resulted primarily from fully staffing our European sales organization, the foreign currency impact of a stronger Euro, and the first-year expenses associated with our China joint venture that are fully consolidated into our financial statements.

•	We believe SG&A in this year’s third quarter will increase approximately 4% to 5% beyond the second quarter level as we gear up for the anticipated commercialization of our virtual publishing solution later this year.

•	Rimage’s second quarter operating margin of 9% was down from 11% in the first quarter and 14% in the year-earlier period, due primarily to reduced sales in the current quarter.

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•	Our effective tax rate was 39% in the second quarter, and we anticipate a full-year tax rate in the vicinity of 38% in 2011.

•	Cash and investments totaled $119.1 million at the end of the second quarter, compared to $117.6 million at the end of the first quarter and $116.8 million at the beginning of 2011.

•	During the quarter, we used cash to support the $0.10 quarterly dividend that was paid on April 15.

•	The dividend paid to shareholders on July 15 and the recently declared quarterly dividend payable on September 15 will be reflected in our third quarter cash balance.

•	No shares were repurchased under our existing authorization in the second quarter.

•	Approximately 305,000 shares remained available for repurchase under this authorization at the end of the second quarter, and we have repurchased approximately 105,000 shares in July under this authorization.

•	As we reported in this morning’s release, our board has augmented our existing buyback authorization with an additional 500,000 shares so currently we are authorized to repurchase approximately 700,000 shares.

•	Cash also was used to purchase inventories of consumable supplies from alternate sources, which largely eliminated disruptions to our supply chain resulting from the Japanese earthquake in March.

•	Despite these purchases, inventories were down from the first quarter level.

•	Working capital totaled $123 million at the end of the second quarter, virtually unchanged from the level at the end of the first quarter and up from $120 million at the beginning of 2011.

•	Finally, Rimage’s balance sheet remains debt free, while stockholders’ equity increased to $131 million at June 30, 2011, from $130 million at March 31, 2011 and $129 million at the beginning of this year.

•	That wraps up our formal remarks and now the conference call operator will poll you for any questions.

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